UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 7, 2012

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of Principal Executive Offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip Code)

Commission File Number: 001-32681

Registrant's telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2012, PetroQuest Energy, Inc. (the “Company”) announced net loss available to common stockholders for the quarter ended September 30, 2012 of $38,639,000, or $0.62 per share, compared to third quarter 2011 net income available to common stockholders of $3,727,000, or $0.06 per share. For the first nine months of 2012, the Company reported net loss available to common stockholders of $111,767,000, or $1.79 per share, compared to net income available to common stockholders of $2,579,000, or $0.04 per share, for the first nine months of 2011. Net loss for the three and nine month 2012 periods included ceiling test writedowns totaling $35,391,000 and $108,987,000, respectively.
Discretionary cash flow for the third quarter of 2012 was $17,339,000, as compared to $21,099,000 for the comparable 2011 period. Net cash flow provided by operating activities totaled $25,408,000 and $31,222,000 during the third quarters of 2012 and 2011, respectively. For the first nine months of 2012, discretionary cash flow was $57,055,000. Discretionary cash flow for the first nine months of 2011 was $73,219,000. Net cash flow provided by operating activities totaled $67,676,000 and $91,113,000 during the first nine months of 2012 and 2011, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the third quarter of 2012 was 8.5 Bcfe, a 15% increase from the 7.4 Bcfe produced during the comparable period of 2011. Natural gas liquids production for the third quarter of 2012 increased 53% from the comparable period of 2011. For the first nine months of 2012, production was 25.1 Bcfe , compared to 22.2 Bcfe for the comparable period of 2011. Approximately 77% of the Company’s third quarter 2012 production was from long-lived basins.
Stated on an Mcfe basis, unit prices received during the third quarter and the first nine months of 2012 were 24% and 25% lower, respectively, than the comparable 2011 periods. Oil and gas sales during the third quarter of 2012 decreased 13% to $33,913,000, as compared to $38,980,000 in the third quarter of 2011. For the first nine months of 2012, oil and gas sales decreased 16% to $103,286,000 from $122,446,000 in the first nine months of 2011.
Lease operating expenses for the third quarter of 2012 were $1.13 per Mcfe as compared to $1.39 per Mcfe in the third quarter of 2011. For the first nine months of 2012, lease operating expenses per Mcfe decreased 17% to $1.13 from $1.36 in the comparable period of 2011. Per unit lease operating expenses decreased primarily due to the overall increase in produced volumes.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the third quarter of 2012 was $1.73 per Mcfe as compared to $1.94 per Mcfe in the third quarter of 2011. For the first nine months of 2012, DD&A per Mcfe decreased 6% to $1.80 per Mcfe from $1.92 per Mcfe for the comparable period of 2011. The decrease in DD&A during the third quarter of 2012, as compared to the third quarter of 2011, was primarily the result of the ceiling test write-downs recorded during the 2012 periods.
Interest expense for the third quarter of 2012 increased to $2,338,000, as compared to $2,299,000 in the third quarter of 2011. For the first nine months of 2012, interest expense was $7,021,000, compared to $7,248,000 for the comparable period of 2011.

General and administrative expenses increased $973,000 and $3,873,000 for the third quarter and nine months ended September 30, 2012, as compared to the respective 2011 periods. The increases during the 2012 periods are primarily due to higher employee related expenses, including non-cash share-based compensation costs totaling $5,609,000 during the first nine months of 2012 as compared to $2,985,000 during the 2011 period.
Production taxes for the third quarter of 2012 totaled $880,000, as compared to $1,446,000 in the third quarter of 2011. For the first nine months of 2012, production taxes were $112,000 compared to $2,070,000 for the comparable period of 2011. Production taxes for the nine month 2012 period decreased due to a receivable of $2,717,000 recorded in June 2012 related to severance tax refunds expected to be received over the next three years.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-and nine-month periods ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Production:
Oil (Bbls)	122,645	130,144	379,958	445,457
Gas (Mcf)	6,888,569	6,073,776	20,563,350	17,847,061
Ngl (Mcfe)	894,138	584,786	2,250,569	1,658,323
Total Production (Mcfe)	8,518,577	7,439,426	25,093,667	22,178,126
Total Daily Production (Mmcfe)	92.6	80.9	91.6	81.2
Sales:
Total oil sales	$13,287,548	$13,508,377	$41,627,602	$46,403,861
Total gas sales	15,583,994	19,865,595	46,321,605	60,481,702
Total ngl sales	5,041,274	5,606,335	15,336,515	15,560,225
Total oil and gas sales	$33,912,816	$38,980,307	$103,285,722	$122,445,788
Average sales prices:
Oil (per Bbl)	$108.34	$103.80	$109.56	$104.17
Gas (per Mcf)	2.26	3.27	2.25	3.39
Ngl (per Mcfe)	5.64	9.59	6.81	9.38
Per Mcfe	3.98	5.24	4.12	5.52
The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $1,482,000 and $478,000, oil hedges of $491,000 and $178,000 and Ngl hedges of $312,000 and zero for the three months ended September 30, 2012 and 2011, respectively. The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $6,867,000 and $864,000, oil hedges of $853,000 and ($211,000) and Ngl hedges of $544,000 and zero for the nine months ended September 30, 2012 and 2011, respectively.

The following initiates guidance for the fourth quarter of 2012:

Guidance for
Description	4th Quarter 2012

Production volumes (MMcfe/d)	94 - 98

Percent Gas	77%
Percent Oil	9%
Percent NGL	14%

Expenses:
Lease operating expenses (per Mcfe)	$1.05 - $1.15
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.60 - $1.70
General and administrative (in millions)*	$5.5 - $6.0
Interest expense (in millions)	$2.6 - $2.9

2012 Capital Expenditures (in millions)	$130 - $135

* Includes non-cash stock compensation estimate of $1.4 million

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Wyoming, Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business.  In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$5,703	$22,263
Revenue receivable	15,719	15,860
Joint interest billing receivable	26,641	47,445
Derivative asset	955	6,418
Prepaid drilling costs	2,482	2,900
Drilling pipe inventory	1,597	4,070
Other current assets	2,962	2,965
Total current assets	56,059	101,921
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,707,498	1,600,546
Unevaluated oil and gas properties	78,828	70,408
Accumulated depreciation, depletion and amortization	(1,420,630)	(1,265,603)
Oil and gas properties, net	365,696	405,351
Gas gathering assets	4,177	4,177
Accumulated depreciation and amortization of gas gathering assets	(2,017)	(1,794)
Total property and equipment	367,856	407,734
Other assets, net of accumulated depreciation and amortization of $9,259 and $8,066, respectively	8,133	6,511
Total assets	$432,048	$516,166
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$56,424	$50,750
Advances from co-owners	25,065	33,867
Oil and gas revenue payable	14,533	13,764
Accrued interest and preferred stock dividend	2,417	6,167
Derivative liability	426	—
Asset retirement obligation	1,034	3,110
Other accrued liabilities	5,657	8,250
Total current liabilities	105,556	115,908
Bank debt	35,000	—
10% Senior Notes	150,000	150,000
Asset retirement obligation	29,241	27,317
Derivative liability	289	—
Deferred income taxes	—	551
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 62,720 and 62,148 shares, respectively	63	62
Paid-in capital	275,375	270,606
Accumulated other comprehensive income	600	4,031
Accumulated deficit	(164,077)	(52,310)
Total stockholders’ equity	111,962	222,390
Total liabilities and stockholders’ equity	$432,048	$516,166

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Oil and gas sales	$33,913	$38,980	$103,286	$122,446
Gas gathering revenue	38	49	119	161
	33,951	39,029	103,405	122,607
Expenses:
Lease operating expenses	9,658	10,376	28,408	30,085
Production taxes	880	1,446	112	2,070
Depreciation, depletion and amortization	15,032	14,696	46,024	43,415
Ceiling test write-down	35,391	—	108,987	18,907
General and administrative	5,963	4,990	17,541	13,668
Accretion of asset retirement obligation	525	433	1,542	1,612
Interest expense	2,338	2,299	7,021	7,248
	69,787	34,240	209,635	117,005
Other income (expense):
Other income (expense)	257	(40)	529	237
Derivative expense	(340)	—	(715)	—
	(83)	(40)	(186)	237
Income (loss) from operations	(35,919)	4,749	(106,416)	5,839
Income tax expense (benefit)	1,435	(265)	1,496	(594)
Net income (loss)	(37,354)	5,014	(107,912)	6,433
Preferred stock dividend	1,285	1,287	3,855	3,854
Net income (loss) available to common stockholders	$(38,639)	$3,727	$(111,767)	$2,579
Earnings per common share:
Basic
Net income (loss) per share	$(0.62)	$0.06	$(1.79)	$0.04
Diluted
Net income (loss) per share	$(0.62)	$0.06	$(1.79)	$0.04
Weighted average number of common shares:
Basic	62,492	62,041	62,356	61,876
Diluted	62,492	62,415	62,356	62,278

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(107,912)	$6,433
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	1,496	(594)
Depreciation, depletion and amortization	46,024	43,415
Ceiling test writedown	108,987	18,907
Accretion of asset retirement obligation	1,542	1,612
Share based compensation expense	5,609	2,985
Amortization costs and other	594	461
Non-cash derivative expense	715	—
Payments to settle asset retirement obligations	(2,519)	(551)
Changes in working capital accounts:
Revenue receivable	141	8,087
Prepaid drilling and pipe costs	2,891	3,164
Joint interest billing receivable	20,312	(34,646)
Accounts payable and accrued liabilities	1,464	26,914
Advances from co-owners	(8,802)	17,926
Other	(2,866)	(3,000)
Net cash provided by operating activities	67,676	91,113
Cash flows used in investing activities:
Investment in oil and gas properties	(121,428)	(141,687)
Sale of oil and gas properties	837	—
Sale of unevaluated oil and gas properties	6,083	14,461
Net cash used in investing activities	(114,508)	(127,226)
Cash flows used in financing activities:
Net payments for share based compensation	(840)	(977)
Deferred financing costs	(33)	(24)
Payment of preferred stock dividend	(3,855)	(3,854)
Proceeds from bank borrowings	72,500	22,000
Repayment of bank borrowings	(37,500)	(22,000)
Net cash provided by (used in) financing activities	30,272	(4,855)
Net decrease in cash and cash equivalents	(16,560)	(40,968)
Cash and cash equivalents, beginning of period	22,263	63,237
Cash and cash equivalents, end of period	$5,703	$22,269
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$15,628	$15,870
Income taxes	$15	$51

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss)	$(37,354)	$5,014	$(107,912)	$6,433

Reconciling items:
Deferred tax expense (benefit)	1,435	(265)	1,496	(594)
Depreciation, depletion and amortization	15,032	14,696	46,024	43,415
Ceiling test writedown	35,391	—	108,987	18,907
Accretion of asset retirement obligation	525	433	1,542	1,612
Share based compensation expense	1,771	1,068	5,609	2,985
Amortization expense and other	539	153	1,309	461
Discretionary cash flow	17,339	21,099	57,055	73,219
Changes in working capital accounts	8,138	10,161	13,140	18,445
Settlement of asset retirement obligations	(69)	(38)	(2,519)	(551)

Net cash provided by operating activities	$25,408	$31,222	$67,676	$91,113

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2012

PETROQUEST ENERGY, INC.

By: /s/ J. Bond Clement a
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer